Exhibit 24.0

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints Robert E. Mellor, William M. Smartt and Eric R. Beem, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert E. Mellor Robert E. Mellor	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 12, 2008

/s/ William M. Smartt William M. Smartt	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2008

/s/ Eric R. Beem Eric R. Beem	Vice President and Controller (Principal Accounting Officer)	May 12, 2008

/s/ Sara L. Beckman Sara L. Beckman	Director	May 12, 2008

/s/ James K. Jennings, Jr. James K. Jennings, Jr.	Director	May 12, 2008

/s/ Norman J. Metcalfe Norman J. Metcalfe	Director	May 12, 2008

/s/ David M. Moffett David M. Moffett	Director	May 12, 2008

/s/ R. Scott Morrison, Jr. R. Scott Morrison, Jr.	Director	May 12, 2008

/s/ Peter S. O'Neill Peter S. O'Neill	Director	May 12, 2008

/s/ Richard G. Reiten Richard G. Reiten	Director	May 12, 2008

/s/ Norman R. Walker Norman R. Walker	Director	May 12, 2008